As filed with the Securities and Exchange Commission on August 30, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

HEALTHEQUITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2383166
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

15 W. Scenic Pointe Dr.
Ste. 100
Draper, Utah 84020
(801) 727 -1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices

WageWorks, Inc. Amended and Restated 2010 Equity Incentive Plan
(Full title of the plan)

Jon Kessler

President and Chief Executive Officer

15 W. Scenic Pointe Dr.

Ste. 100

Draper, Utah 84020

(801) 727-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven Gartner, Esq.
Michael A. Katz, Esq.
Willkie Farr & Gallagher  LLP

787 Seventh Avenue
New York, New York 10019

(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.0001 per share	544,089	$58.15	$31,638,775.35	$3,834.62

(1)                     Represents shares of common stock, par value $0.0001 per share (“Common Stock”) of HealthEquity, Inc. (the “Registrant”), issuable under time-vested restricted stock units granted under the WageWorks, Inc. 2010 Equity Incentive Plan, as amended and restated (the “Plan”), which awards were assumed by the Registrant on August 30, 2019 and converted into restricted stock unit awards of the Registrant in connection with the acquisition of WageWorks, Inc. (“WageWorks”) pursuant to an Agreement and Plan of Merger, dated June 26, 2019, by and among the Registrant, WageWorks, and Pacific Merger Sub Inc., a wholly owned subsidiary of the Registrant.  In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)                     Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, based on the average of the high and low sales prices of the Registrant’s Common Stock as reported on The NASDAQ Global Select Market on August 27, 2019.

EXPLANATORY NOTE

On August 30, 2019, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated June 26, 2019, by and among HealthEquity, Inc. (the “Registrant”), WageWorks, Inc. (“WageWorks”), and Pacific Merger Sub Inc., a wholly owned subsidiary of the Registrant (“Merger Sub”), Merger Sub merged with and into WageWorks, with WageWorks being the surviving corporation and continuing as a wholly owned subsidiary of the Registrant (the “Merger”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, certain outstanding restricted stock units issued under the WageWorks, Inc. 2010 Equity Incentive Plan, as amended and restated (the “Plan”) were assumed by the Registrant and converted into restricted stock units with respect to the common stock, par value $0.0001 per share (“Common Stock”) of the Registrant equal to the product (rounded down to the nearest whole share) of (i) the number of shares of WageWork’s common stock subject to such award immediately prior to the effective time and (ii) the quotient (rounded to four decimal places) obtained by dividing (A) $51.35 by (B) the volume weighted average price of a share of the Registrant’s Common Stock on The NASDAQ Global Select Market for the twenty (20) trading days ending with the trading day immediately preceding the closing date of the Merger.

This Registration Statement on Form S-8 registers 544,089 shares of Common Stock, that are issuable by the Registrant upon settlement of the outstanding restricted stock units issued under the Plan and assumed by the Registrant in connection with the Merger.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in the instructions to Part I of Form S-8 will be sent or given to the participants in the Plan, as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.  These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission (excluding any portions of such document that have been furnished to, and deemed not to filed with, the Commission):

(a)                     The Registrant’s Annual Report on Form 10-K, for the fiscal year ended January 31, 2019, filed on March 28, 2019, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)                     The Registrant’s Quarterly Report on Form 10-Q for the three months ended April 30, 2019, filed on June 6, 2019, pursuant to the Exchange Act;

(c)                      The Registrant’s current reports on Form 8-K filed on June 27, 2019 (two filings), July 1, 2019, July 8, 2019, as amended on July 9, 2019, July 11, 2019, July 16, 2019, and August 30, 2019, pursuant to the Exchange Act; and

(d)                     The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed on July 25, 2014 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are “furnished” and not “filed” in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement unless the Registrant expressly provides to the contrary that such document or information is incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement.  Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Registrant will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law.  The Registrant’s bylaws also provide that the Registrant is obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether the Registrant would otherwise be permitted to indemnify him or her under the provisions of Delaware law.  However, Delaware law prohibits the Registrant’s certificate of incorporation from limiting the liability of the Registrant’s directors for the following:

•                  any breach of the director’s duty of loyalty to the Registrant or to the Registrant’s stockholders;

•                  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•                  unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•                  any transaction from which the director derived an improper personal benefit.

The Registrant has entered into indemnification agreements with each of its directors and officers and some of its employees.  With specified exceptions, these agreements provide for the indemnification of such persons for related expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS.

Exhibit		Incorporated by Reference				Filed
No.	Description	Form	File No.	Exhibit	Filing Date	Herewith
4.1	Form of Common Stock Certificate.	S-1/A	333-196645	4.1	July 16, 2014

5.1	Opinion of Willkie Farr & Gallagher LLP.					X

23.1	Consent of PricewaterhouseCoopers LLP, HealthEquity, Inc.’s Independent Registered Public Accounting Firm.					X

23.2	Consent of BDO USA, LLP, WageWorks, Inc.’s Independent Registered Public Accounting Firm.					X

23.3	Consent of Macias, Gini & O’Connell, LLP, WageWorks, Inc.’s Prior Independent Registered Public Accounting Firm.					X

23.4	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on signature page of this Form S-8).					X

99.1	WageWorks, Inc. 2010 Equity Incentive Plan, as amended and restated.	8-K	001-36568	10.2	August 30, 2019

ITEM 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(1)                                 to include any prospectus required by section 10(a)(3) of the Securities Act;

(2)                                 to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(3)                                 to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1) and (a)(2) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(b)                                 that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)                                  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(d)                                 the Registrant hereby undertakes, that for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)                                  insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Draper, State of Utah, on August 30, 2019.

HEALTHEQUITY, INC.

Date: August 30, 2019	By:	/s/ Jon Kessler
	Name:	Jon Kessler
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jon Kessler, Stephen D. Neeleman and Darcy Mott, and each of them, as attorney-in-fact with full power of substitution and re-substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Date: August 30, 2019	By:	/s/ Robert W. Selander
	Name:	Robert W. Selander
	Title:	Chairman of the Board, Director

Date: August 30, 2019	By:	/s/ Jon Kessler
	Name:	Jon Kessler
	Title:	President and Chief Executive Officer (Principal Executive Officer)

Date: August 30, 2019	By:	/s/ Darcy Mott
	Name:	Darcy Mott
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: August 30, 2019	By:	/s/ Frank A. Corvino
	Name:	Frank A. Corvino
	Title:	Director

Date: August 30, 2019	By:	/s/ Adrian T. Dillon
	Name:	Adrian T. Dillon
	Title:	Director

Date: August 30, 2019	By:	/s/ Evelyn Dilsaver
	Name:	Evelyn Dilsaver
	Title:	Director

Date: August 30, 2019	By:	/s/ Debra McCowan
	Name:	Debra McCowan
	Title:	Director

Date: August 30, 2019	By:	/s/ Frank T. Medici
	Name:	Frank T. Medici
	Title:	Director

Date: August 30, 2019	By:	/s/ Stephen D. Neeleman, M.D.
	Name:	Stephen D. Neeleman, M.D.
	Title:	Director

Date: August 30, 2019	By:	/s/ Ian Sacks
	Name:	Ian Sacks
	Title:	Director

Date: August 30, 2019	By:	/s/ Gayle Wellborn
	Name:	Gayle Wellborn
	Title:	Director